UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 10, 2012

AFFYMETRIX, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-28218	77-0319159
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of Principal Executive Offices) (Zip Code)

(408) 731-5000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously announced, Affymetrix, Inc. (“Affymetrix”) entered into an Agreement and Plan of Merger dated November 29, 2011 related to its proposed acquisition of eBioscience Holding Company, Inc. The acquisition was previously expected to close in January 2012.

Affymetrix is continuing to work to complete the acquisition and the related financing arrangements, and to defend the previously announced litigation relating to the acquisition brought by a holder of the Company's 3.50% Senior Convertible Notes due 2038. Affymetrix currently does not expect the closing to occur in January 2012 but is working to complete the transaction during the first quarter of 2012.

Forward Looking Statements

This report includes forward-looking statements regarding the acquisition and related transactions that are not historical or current facts and deal with potential future circumstances and developments, in particular statements regarding whether and when the transactions contemplated by the merger agreement will be consummated. Forward-looking statements are qualified by the inherent risk and uncertainties surrounding future expectations generally and may materially differ from actual future experience. Risks and uncertainties that could affect forward-looking statements include: satisfaction of conditions to the closing of the acquisition, satisfaction of conditions to the debt financing of the acquisition and the risks that are described in Affymetrix’s reports filed with the Securities and Exchange Commission (“SEC”), including the annual report on Form 10-K for the year ended December 31, 2010 and its quarterly report on Form 10-Q for the period ended September 30, 2011. This report speaks only as of its date and Affymetrix disclaims any duty to update the information herein other than as required by applicable law or regulation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.
(Registrant)

Date: January 10, 2012	By	/s/ John F. Runkel, Jr.
John F. Runkel, Jr.
Executive Vice President and General Counsel